UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2007

Frankfort Tower Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-08009	36-3060977
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 4548 Lafayette, IN	47903-4548
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 654-4491

Item 8.01. Other Events.

On July 25, 2007, the Superior Court for the State of Delaware (the "Court") entered Final Judgment with respect to claims brought by Frankfort Tower Industries, Inc., a Delaware corporation (f/k/a ROHN Industries, Inc.) (the "Company"), and certain of its subsidiaries as a result of the termination of an asset purchase agreement. A conformed copy of the Final Judgment is filed as Exhibit 99 to this Report and is incorporated herein by reference.

As previously reported by the Company's press release issued June 29, 2007, the Court had previously orally ruled on the record that it had found in favor of the Company, and against the defendants, Platinum Equity LLC, a California based private equity firm, and PFrank LLC, a special purpose entity formed by Platinum, on an award of damages of approximately $14,655,000, plus prejudgment interest. Consistent with this oral ruling, the Final Judgment is $14,655,000 of damages. In addition, the Final Judgment awards pre-judgment interest in the damages amount of $5,876,478, for a total judgment amount of $20,531,478. Post-judgment interest will also accrue on the judgment until paid.

As previously reported by the June 29, 2007, press release, the Court had orally indicated that it might award an additional amount to the Company in respect of one additional category of damages. The Final Judgment, however, made no additional award in respect of any other category of damages.

The Final Judgment is subject to appeal by the defendants. Any collection by the Company of the amount of the Final Judgment will be subject to deductions prior to collection by the Company on account of a contingency fee that is payable to the Company's law firm related to the prosecution of the Company's claims (30% of the amount collected by the Company plus costs incurred by such law firm). The Company's collection of the Final Judgment is subject to the defendants’ solvency and their financial ability and willingness to pay that Final Judgment, in whole or in part.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, particularly with respect to the possibility of appeal and the ultimate collection of the Final Judgment. The Company's collection of the Final Judgment, in whole or in part, is subject to, among other factors, (a) the risks and uncertainties and costs that any appeal of the Final Judgment would create, including the possibility that an appeals court could substantially reduce the dollar amount of any such judgment and the significant time and expense that such an appeal may entail; and (b) the risks and uncertainties, and costs and delays, that may be associated with collection of any such judgment, including but not limited to the solvency of the defendants and their financial ability and willingness to pay the Final Judgment.

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Item 9.01.  Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

The exhibit described by the Exhibit Index that appears immediately following the signature is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKFORT TOWER INDUSTRIES, INC.

Date: July 25, 2007	By:	/s/ Horace Ward
Horace Ward
Bankruptcy Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Final Judgment entered July 25, 2007 by the Superior Court for the State of Delaware in favor of the Company and certain of its subsidiaries and against Platinum Equity LLC, and PFrank LLC,

I/1988597.1